UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2003

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

Regulation FD Disclosure.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, are: fluctuations in oil and gas prices; level of fleet additions by competitors; changes in levels of capital spending in domestic and international markets by customers in the energy industry for exploration, development and production; unsettled political conditions, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On April 1, 2003, the Company issued the following press release:

FOR RELEASE TUESDAY, APRIL 1, 2003, at 11:00 a.m. CST

TIDEWATER, ENSCO ANNOUNCE CLOSING OF

GULF OF MEXICO FLEET TRANSACTION

NEW ORLEANS, APRIL 1, 2003 — Tidewater Inc. (NYSE:TDW) and ENSCO International Incorporated (NYSE:ESV) jointly announced today that they have concluded the previously announced sale by ENSCO of its 27-vessel Gulf of Mexico fleet to Tidewater.

For additional information on this transaction and general Tidewater updates, and for a review of the Company’s March 31, 2003, presentation at the Howard Weil Energy Conference, please visit the Tidewater website at www.tdw.com.

Tidewater Inc. owns and operates over 550 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Keith Lousteau (504) 568-1010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC

By:	/s/ Cliffe F. Laborde
Cliffe F. Laborde Executive Vice President, General Counsel and Secretary

Date:    April 1, 2003

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